FORM OF
                                    AMENDMENT
                             DATED FEBRUARY 17, 2006
                                       TO
                          ACCOUNTING SERVICES AGREEMENT
                                     BETWEEN
                               RYDEX SERIES FUNDS
                         AND RYDEX FUND SERVICES, INC.,
                            DATED SEPTEMBER 25, 1996,
                                   AS AMENDED

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                                FORM OF AMENDMENT
                                       TO
                          ACCOUNTING SERVICES AGREEMENT
                      DATED SEPTEMBER 25, 1996, AS AMENDED,
                                     BETWEEN
                               RYDEX SERIES FUNDS
                                       AND
                            RYDEX FUND SERVICES, INC.

The following Amendment, which supercedes all previous amendments, is made to the Accounting Services Agreement between Rydex Series Funds (the "Trust") and Rydex Fund Services, Inc. (the "Servicer"), dated September 25, 1996, as amended to date (the "Agreement"), and is hereby incorporated into and made a part of the Agreement:

            The fourth paragraph under the section "Witnesseth" of the Agreement is amended, effective February 17, 2006, to read as follows:

            WHEREAS, the board of trustees of the trust, pursuant to Article IV,
      Section 4.01(o), "Board of Trustees; Powers," of the Trust Declaration, have created the following series of shares of the Trust: U.S. Government Bond Fund, U.S. Government Money Market Fund, Nova Fund, Ursa Fund, OTC Fund, Arktos Fund, Juno Fund, Nova Master Fund, Ursa Master Fund, OTC Master Fund, Arktos Master Fund, Juno Master Fund, Medius Master Fund, Large-Cap Europe Fund, Large-Cap Japan Fund, All-Cap Value Fund, Mekros Fund, Medius Fund, Large-Cap Value Fund, Large-Cap Growth Fund, Mid-Cap Value Fund, Mid-Cap Growth Fund, Inverse Mid-Cap Fund, Small-Cap Value Fund, Small-Cap Growth Fund, Inverse Small-Cap Fund, Strengthening Dollar Fund, Weakening Dollar Fund, Banking Fund, Basic Materials Fund, Biotechnology Fund, Commodities Funds, Consumer Products Fund, Electronics Fund, Energy Fund, Energy Services Fund, Financial Services Fund, Health Care Fund, Internet Fund, Leisure Fund, Precious Metals Fund, Real Estate Fund, Retailing Fund, Technology Fund, Telecommunications Fund, Transportation Fund, Utilities Fund, Utilities Master Fund, Sector Rotation Fund, Core Equity Fund, Absolute Return Strategies Fund, Market Neutral Fund, Hedged Equity Fund, S&P 500 FUND, AND RUSSELL 2000 FUND (collectively, the "Rydex Funds");

      ADDITIONS ARE NOTED IN BOLD.

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In witness whereof, the parties hereto have caused this Amendment to be executed in their names and on their behalf and through their duly-authorized officers as of the 17th day of February, 2006.

                                                RYDEX SERIES FUNDS


                                                --------------------------
                                                By:    Carl G. Verboncoeur
                                                Title: President


                                                RYDEX FUND SERVICES, INC.


                                                --------------------------
                                                By:    Carl G. Verboncoeur
                                                Title: President